Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of Unique Fabricating, Inc. of our report dated August 13, 2014 relating to the consolidated financial statements of Chardan Corp. which is contained in Amendment No. 4 to the Registration Statement on Form S-1 (No. 333-200072) filed on June 29, 2015.

We also consent to the reference to us under the caption "Experts" in Amendment No. 4 to the Registration Statement on Form S-1 incorporated by reference in this Registration Statement.

/s/ Plante & Moran, PLLC

Auburn Hills, MI

June 30, 2015